Grant # ###

EXHIBIT 10.4
MICROCHIP TECHNOLOGY INCORPORATED
2004 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS (PERFORMANCE)

Unless otherwise defined herein, the terms defined in the Microchip Technology Incorporated 2004 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Restricted Stock Units (Performance) (the “Grant Notice”).
    Grantee:                     NAME
Grantee has been granted an award of performance-based Restricted Stock Units (“RSUs”) subject to and in accordance with the express terms and conditions of the Grant Notice (including Exhibit A), the Plan and the Restricted Stock Unit Agreement, including the appendix for Grantee’s country, if any (the “Appendix” and together with the Restricted Stock Unit Agreement, the “Agreement”). The Plan and Agreement are incorporated herein in their entirety. Each RSU is equivalent to the right to receive one share of Common Stock of the Company (“Share”) for purposes of determining the number of Shares subject to this Award. No Shares will be issued until the vesting conditions of the Award described below are satisfied and the restrictions lapse, subject to the terms and conditions set forth in the Plan and the Agreement. This Award does not entitle Grantee to any stockholder rights with respect to the underlying Shares until the vesting conditions of the Award described below are satisfied, the restrictions lapse and Shares are issued to him/her. Additional terms of this Award are as follows:
Date of Grant:                DATE
Target Number of Restricted Stock Units:     SHARES
Vesting Schedule:
Subject to Section 19 of the Plan, the RSUs shall vest on the Determination Date (the “Vesting Date”) to the extent the RSUs have become Achieved RSUs with respect to the achievement of the performance-based vesting conditions set forth on Exhibit A. All vesting is contingent upon Grantee remaining a Service Provider through the Vesting Date.
Measurement Period:     twelve (12) consecutive fiscal quarter period beginning with the first day of the quarter in which the grant is approved.
Performance Goals: See Exhibit A attached.
Termination Period. This Award automatically terminates and Grantee’s rights are forfeited with respect to all RSUs granted hereunder on the date Grantee ceases to be a Service Provider (if such date precedes the Vesting Date), or in the event that Grantee has not accepted this Grant in accordance with Company procedures 31 days or more prior to the Determination Date. A portion of the Award may terminate sooner as set forth in Exhibit A, as a result of it not being achieved. In no event shall this Award vest later than the Vesting Schedule outlined above.
Forfeiture Events. This Award (or any portion thereof) and any Shares issued in settlement of this Award, as applicable, are subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, Grantee shall reimburse the Company the amount of any payment in settlement of this Award if earned or accrued under the Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Binding Agreements. By signature of Company's representative below, and Grantee’s acceptance of this Grant in accordance with Company procedures, the parties agree that this Grant Notice (including Exhibit A), the Agreement, and the Plan constitute Grantee’s entire agreement with respect to this Award and agree to be bound by the terms therein. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Agreement, and/or this Award. This Award may be modified by the Company, but in accordance with Section 21(c) of the Plan, it may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee. The Company will administer the Plan from the United States of America. The internal laws of the State of Arizona, United States of America, but not its choice of law principles, will govern this Award.

GRANTEE		MICROCHIP TECHNOLOGY INCORPORATED

Signature:	By:

Print Name:		Ganesh Moorthy, President and CEO

EXHIBIT A
PERFORMANCE MATRIX
The following terms shall apply to the Award of Restricted Stock Units granted to the Grantee identified in the Notice of Grant of Restricted Stock Units (Performance) included as part of the Agreement to which this Performance Matrix is attached. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Agreement, as applicable.

Operating Margin	Vesting Multiple*
45%	200%
44%	180%
43%	160%
42%	140%
41%	120%
40%	100%
39%	80%
38%	60%
37%	40%
36%	20%
35%	0%
* For performance falling between two identified “bands” in the first column of the table above, the actual vesting multiple for determining the number of RSUs vesting on the applicable Vesting Date will be calculated by linear interpolation between (a) the two identified bands and (b) the two vesting multiples set forth in the second column that correspond to the two identified Operating Margin bands.
Definitions
“GAAP” means Generally Accepted Accounting Principles.
“Operating Income” means as to the Measurement Period, the Company’s non-GAAP operating income, which is determined consistent with how non-GAAP operating income is reported in the Company’s press release for the applicable fiscal quarter.
“Operating Margin” means as to the Measurement Period, the Company’s Non-GAAP Operating Income divided by Net Sales (rounded to the second decimal).
“Net Sales” means as to the Measurement Period, the Company’s GAAP net sales, which is determined consistent with how GAAP net sales is reported in the Company’s press release for the applicable fiscal quarter.
“SEC” means the U.S. Securities and Exchange Commission.
Award Determination and Payout
Following the end of each Measurement Period, the Administrator will certify whether and to what extent the performance metric has been achieved for the Measurement Period (the date of such certification, the “Determination Date”).
The actual number of RSUs that will vest under the Agreement, if any, upon achievement of the performance metric will be rounded down to the nearest whole number so as to avoid fractional shares (such portion, the “Achieved RSUs”). Any RSUs that do not become Achieved RSUs will be immediately forfeited and returned to the Plan share reserve.
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